UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ORMAT TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of

ORMAT TECHNOLOGIES, INC.

To Be Held On:

May 9, 2023 10:00 AM EDT

via live audio webcast at https://web.lumiagm.com/251938693 (Password: ormat2023)

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/25/2023.

Please visit https://www.astproxyportal.com/ast/13766, where the following materials are available for view:

•	Notice of Annual Meeting of Stockholders
•	Proxy Statement
•	Form of Electronic Proxy Card
•	Annual Report

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
and	VIRTUALLY AT THE MEETING: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/251938693 (Password: ormat2023) be sure to have available the control number.
TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.
MAIL: You may request a card by following the instructions above.

1.

To elect the nine director nominees listed below to the Board of Directors to hold office until the 2024 Annual Meeting of Stockholders.

NOMINEES:

(A) Isaac Angel

(B) Karin Corfee

(C) David Granot

(D) Michal Marom

(E) Mike Nikkel

(F) Dafna Sharir

(G) Stanley B. Stern

(H) Hidetake Takahashi

(I) Byron G. Wong

2.

To ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for 2023.

3.

To approve, in a non-binding, advisory vote, the compensation of our named executive officers.

4.

To approve, in a non-binding, advisory vote, the frequency of the advisory stockholder vote on the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE, “FOR” PROPOSALS 2 AND 3, AND FOR “ONE YEAR” FOR PROPOSAL 4.

Please note that you cannot use this notice to vote by mail.